[White & Case Draft of 9/21/07]

                                                                       Exhibit E

[Name of legal entity and trading unit]
[Address]

Re:  In re Dana Corporation, et al., Debtors,
     (Case No. 06-10354 (BRL)), Jointly Administered

Dear Sir or Madam:

On [o], 2007, the above-referenced Debtors filed the Motion of Debtors And Debtors In Possession For Entry Of An Order (A) Approving Settlement Agreements With The United Steel Workers And United Autoworkers, Pursuant To 11 U.S.C. Sections 1113 And 1114(E) And Federal Rule Of Bankruptcy Procedure 9019, And (B) Authorizing The Debtors To Enter Into Plan Support Agreement, Investment Agreement And Related Agreements, Pursuant To 11 U.S.C. Sections 105(A), 363(B), 364(C)(1), 503 And 507, dated [o], 2007 (the "Motion"), which Motion attached thereto, among other things, the Plan Support Agreement and Investment Agreement Term Sheet.(1)

Reference is made to Section 8(f) of the Articles of Serial Designation of 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock setting forth certain restrictions relating to the Qualified Securities, as may be amended from time to time (collectively, the "Shorting Restrictions"). The Debtor hereby agrees to waive and does waive (and Appaloosa shall not and does not object to such waiver) any and all rights to enforce the provisions of the Shorting Restrictions against any Qualified Marketmaker (as defined below) in respect of transactions by such Qualified Marketmaker in respect of Qualified Securities (as defined below) (i) conducted solely in the ordinary course of its broker/dealer or market maker business, (ii) accommodating customer orders, and
(iii) not entered into with a view towards establishing directionally biased positions (including without limitation engaging in arbitrage positions with respect to the Preferred Stock (as defined in the Investment Agreement)) for the proprietary account of such Qualified Marketmaker, whether in a proprietary trading unit or otherwise, provided however that so long as the business unit to which this letter is addressed maintains the confidentiality of all non-public information relating to the Debtor that is now in, or in the future comes into, its possession, using the same standard of confidentiality [name of legal entity] uses to maintain the confidentiality of its own confidential information, other proprietary business units of [name of legal entity] shall not be subject to the provisions of Section 8(f) unless such unit otherwise acquires shares of the 4.0% Series A Convertible Preferred Stock and 4.0% Series B Convertible Preferred Stock.

For these purposes, a Qualified Marketmaker means an entity that (i) holds itself out to the public as standing ready in the ordinary course of its business to purchase from customers and sell to customers Qualified Securities (or to enter with customers into long and short positions in derivative contracts that reference Qualified Securities), in its capacity as a dealer or market

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(1)    Unless otherwise defined herein, all capitalized terms shall have the meaning set forth in the Motion.

maker in such Qualified Securities, (ii) in fact regularly makes a two-way market in such Qualified Securities, and (iii) consistently has filed its U.S. federal income tax returns on the basis that such business constituted a securities dealer business within the scope of section 475(a) of the Internal Revenue Code of 1986, as amended. An entity that is under common control with or controlled by a Qualified Marketmaker shall be considered a Qualified Marketmaker for purposes of this waiver (and the limitations to this waiver expressly provided herein) to the extent it satisfies conditions (i) and (ii) of the preceding sentence.

For these purposes, the term "Qualified Securities" means (i) New Common Stock (as defined in the Investment Agreement Term Sheet) and (ii) options, forward contracts, swaps or other derivative contracts that require the delivery of such securities, or that require the payment of money determined by reference to the value or yield of such securities.

The signatories hereby represent that they are duly authorized by their respective institutions to execute this agreement.

Please acknowledge your acceptance of the above referenced waiver by executing and signing below. By doing so, you hereby represent to the undersigned, to the best of your knowledge, that such business unit is, as of the date hereof, the only entity, division or unit of [name of legal entity] that holds claims against the Debtor in a proprietary capacity.

Appaloosa Management L.P.


By:
    -----------------------------------
Name:
Title:


Dana Corporation


By:
    -----------------------------------
Name:
Title:


Acknowledged and Accepted:

[Trading unit and name of legal entity]


By:
    -----------------------------------
Name:
Title: